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                                                                      Exhibit 21



                                  SUBSIDIARIES

At December 30, 2000, the Company owned the following subsidiaries:

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                                                                        PERCENT
                                            STATE OR JURISDICTION OF      OF
SUBSIDIARIES                                     INCORPORATION         OWNERSHIP
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

Carlon Chimes Co.                                 Delaware                100
Lamson & Sessions Ltd.                            Ontario, Canada         100
LMS Asia Limited                                  Hong Kong               100
Lamson and Sessions South America Limitada        Chile                   100
Dimango Products Corporation                      Michigan                100
Pyramid Industries II, Inc.                       Delaware                100
VisionTeq, Inc.                                   Florida                  70
Ameriduct Worldwide, Inc.                         Florida                 100
Ameriduct, Inc.                                   Missouri                100
Ameriduct of Georgia, Inc.                        Florida                 100
Gulf Island Pipe, Inc.                            Florida                 100



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